Exhibit 99.1
Longwei Petroleum CFO Responds to Investor Concerns in Exclusive Interview

Longwei confirms it will not issue equity at current PPS level

TAIYUAN CITY, China, April 15, 2011 /PRNewswire-Asia/  – Longwei Petroleum Investment Holding Ltd. (NYSE Amex: LPH), an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China, today announced that its Chief Financial Officer, Michael Toups, was interviewed by Dave Gentry, President and CEO of RedChip Companies, Inc.

Below is the full transcript of the interview:

Q: Do you think LPH is currently undervalued?

A: We think that any investor that does their homework will find that we are not only trading below our current book value of $1.81 per share, but based on our fiscal year-end June 30, 2011 forecasted adjusted earnings of $0.62 per share, we are also trading at a multiple of approximately 2.75 times our TTM earnings on a fully diluted basis.

Q: Investors are concerned about the potential dilution in a future financing needed to complete the acquisition of the assets of Haujie Petroleum.  Please comment.

A: The Chairman has stated the Company will not participate in an equity financing at current price per share levels.  As you know, Mr. Cai is the largest shareholder and understands the value of the stock.  As previously stated we intend to use cash on hand, bank and other financing, and working capital assets to finance the acquisition.

Q: Is there a deadline for when you need to complete your financing to make the acquisition of the assets of Haujie Petroleum?

A: There is no definitive due date at this time to deliver the balance of the purchase price.  We have paid a $20 million USD deposit on the approximately $106.5 million USD purchase price.  For this reason the owner of the asset acquisition target has been accommodating and understands that current market conditions are not conducive to an equity financing.  Our final agreement is subject to board approval.

Q: Do you think you will get the acquisition done this year?

A: We are very hopeful to get it done this fiscal year.  We think the volatility of the stock is temporary.  We believe our stock price will recover and trade at a fair market value, which we estimate to be well above the current stock price level.

Q: Do you stand by your previous press release, on March 14, 2011, that states the acquisition will contribute approximately $300 million in revenue and $40 million in net income in fiscal 2012?

A: Yes, if we can complete the acquisition before fiscal year-end June 30, 2011, we are confident in this guidance.  In our opinion, investors need to take the long view on Longwei, excuse the pun. This acquisition will be a game-changer in all respects.  With this acquisition, we almost double our capacity and are on our way to becoming a $1 billion revenue company.  We believe patient investors will do quite well in the long term and are hopeful that in the short term we will see the stock recover to previous levels quickly.

Q: With slower growth anticipated for China, will this reduce demand for your products?

A: The Shanxi Province is one of the fastest developing industrial areas in the country and is growing faster than China’s GDP.  Overall, China is still the fastest growing major economy in the world and is now the second largest globally.  Its appetite for fuel to power factories and to fuel automobiles will only increase.  According to the U.S. Energy Information Administration, China is expected to consume approximately 9.6 million barrels of oil per day in 2011 and expects this figure to increase 77% as anticipated consumption grows to 17 million barrels of oil per day by 2035.  China is now also the largest new automobile market in the world and added 18 million new vehicles in 2010, up 32% from 13.6 million in 2009.

Q: Have you had discussions about upgrading to a Big Four or Big Six auditor?

A: Yes, this is an issue under review by our board of directors, particularly given the current environment surrounding China small-caps.  In fact, we have had preliminary discussions with all of these audit firms.

Q: Do you believe you will meet your revenue and earnings guidance for fiscal 2011?

A: Yes, with less than three months remaining in our fiscal year, we believe we will exceed our target numbers.  We projected $500 million in revenues and $70 million in net income [adjusted net of the warrant derivative liability, which is a non-cash expense].  Our improved outlook is based on the fact that China recently announced a 500 RMB increase per metric ton in petroleum prices, which drives up our top and bottom lines.  The increase also adds over $2.5 million USD in value to our current inventory.

About Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited is an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China. The Company's oil and gas operations consist of transporting, storage and selling finished petroleum products, entirely in the PRC. The Company's headquarters are located in Taiyuan City, Shanxi Province. The Company has a storage capacity for its products of 120,000 metric tons located at storage facilities in Taiyuan and Gujiao, Shanxi. The Company's Taiyuan and Gujiao facilities can store 50,000 metric tons and 70,000 metric tons, respectively. The Company has the necessary licenses to operate and sell petroleum products not only in Shanxi but throughout the entire PRC. The Company's storage tanks have the largest storage capacity of any non-government operated entity in Shanxi.

The Company seeks to earn profits by selling its products at competitive prices with timely delivery to coal mining operations, power supply customers, large-scale gas stations and small, independent gas stations. The Company also earns revenue under an agency fee by acting as a purchasing agent for other intermediaries in Shanxi, and through limited sales of diesel and gasoline at two retail gas stations, each located at the Company's facilities. The Company seeks to continue to expand its customer base and distribution platform through the utilization of its large storage capacity, which allows the Company the flexibility to take advantage of pricing, supply and demand fluctuations in the marketplace.

For further information on Longwei Petroleum Investment Holding Limited, please visit http://www.longweipetroleum.com. You may register to receive Longwei Petroleum Investment Holding Limited's future press releases or request to be added to the Company's distribution list by contacting Dave Gentry at info@redchip.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Longwei's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Longwei's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
mtoups@longweipetroleum.com
http://www.longweipetroleum.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: info@redchip.com

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SOURCE: Longwei Petroleum Investment Holding Ltd.